UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CBOE Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Supplement to the Notice of Annual Meeting and Proxy Statement for
the 2013 Annual Meeting of Stockholders of CBOE Holdings, Inc.
To be held on Thursday, May 23, 2013, at 9:30 a.m., local time, in the fourth floor lounge of the Chicago Board Options Exchange, Incorporated, at 400 South LaSalle Street, Chicago, Illinois, 60605

Dear Stockholder:
This supplement provides updated and amended information with respect to the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of CBOE Holdings, Inc. (the “Company”). Except as amended or supplemented by the information contained in this supplement, all information set forth in the Notice of Annual Meeting and Proxy Statement dated April 4, 2013 (the “Proxy Statement”) remains accurate and should be considered in casting your vote by proxy or in person at the annual meeting.
The purpose of this supplement is to revise the list of nominees for election to our Board of Directors as set forth in the Proxy Statement. On May 20, 2013, Douglas H. Shulman withdrew his candidacy for election to the Company's Board of Directors at the Annual Meeting. We understand that Mr. Shulman's decision to withdraw his candidacy for election was due to the timing of his testimony before Congress and was not due to any disagreement or dispute between the Company and Mr. Shulman. Our Board of Directors has not nominated a replacement for Mr. Shulman for election at the Annual Meeting to fill the expected vacancy following the Annual Meeting. Our Board of Directors may reduce the number of directors to eliminate the vacancy, allow the vacancy to remain unfilled for some period of time or appoint a director to fill the vacancy in the future, in each case based on whether our Board of Directors believes they have identified a candidate with the necessary skills, qualifications and experiences to serve on the Board of Directors.
If the expected vacancy is filled by vote of a majority of the directors, the director elected to fill the vacancy will hold office until the next annual meeting of stockholders, subject to the election and qualification of his successor and to his earlier death, resignation or removal.
If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.  This supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement, except that Mr. Shulman will no longer be standing for election as a director. No votes received prior to or after the date of this supplement will be counted for the election of Mr. Shulman to our Board of Directors.
The Proxy Statement is available on the Investor Relations section of our website at http://ir.CBOE.com/annual-proxy.cfm.
Sincerely,
William J. Brodsky
Chairman and Chief Executive Officer

May 20, 2013

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the Annual Meeting, and in case you have not already done so, you are urged to vote online, by telephone or by completing and mailing the proxy card that was enclosed with your Proxy Statement as promptly as possible. For specific instructions for voting online, by telephone or by mail, please see the proxy card. Any stockholder attending the Annual Meeting may vote in person even if the stockholder has previously returned a proxy.

SUPPLEMENTAL INFORMATION
Withdrawal of Douglas Shulman
On May 20, 2013, Douglas H. Shulman withdrew his candidacy for election to the Company's Board of Directors at the Annual Meeting. Mr. Shulman was standing for election at the Annual Meeting as a director to serve until the 2014 annual meeting of stockholders.
As a result of Mr. Shulman's withdrawal, only 14 directors will stand for election at the Annual Meeting. As more fully described in the Proxy Statement, our Board of Directors has nominated each of William J. Brodsky, James R. Boris, Frank E. English, Jr., Edward J. Fitzpatrick, Janet P. Froetscher, Jill R. Goodman, Duane R. Kullberg, R. Eden Martin, Roderick A. Palmore, Susan M. Phillips, Samuel K. Skinner, Carole E. Stone, Eugene S. Sunshine and Edward T. Tilly as directors. Our Board of Directors unanimously recommends that you vote your shares “for” these nominees to our Board of Directors.
VOTING; REVOCABILITY OF PROXIES
If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. Proxies that have already been received by stockholders will remain valid and will be voted at the annual meeting unless revoked. Shares represented by proxies received before the Annual Meeting will be voted for the director nominated by the Board of Directors as instructed by the proxies, except that votes will not be cast for Mr. Shulman as he is no longer a nominee for election to the Board of Directors. No other person has been nominated by the Board of Directors to replace Mr. Shulman.
If you are a stockholder of record, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by:

•	submitting a new proxy by telephone or through the Internet, after the date of the earlier voted proxy;

•	returning a signed proxy card dated later than your last proxy;

•	submitting a written revocation to the Corporate Secretary of CBOE Holdings, Inc. at 400 South LaSalle Street, Chicago, Illinois 60605; or

•	appearing in person and voting at the Annual Meeting.
If you are a stockholder of record and need a new proxy card, to change your vote or otherwise, please contact the Corporate Secretary at the address above.
If your bank, broker or other nominee holds your shares in “street name,” you may revoke your proxy or change your vote only by following the separate instructions provided by your bank, broker or nominee.
To vote in person at the Annual Meeting, you must attend the meeting and cast your vote in accordance with the voting provisions established for the Annual Meeting. Attendance at the Annual Meeting without voting in accordance with the voting procedures does not, by itself, revoke a proxy. If your bank, broker or other nominee holds your shares and you want to attend and vote your shares at the Annual Meeting, you must bring a legal proxy signed by your bank, broker or nominee to the Annual Meeting.

News Release

CBOE HOLDINGS FILES ADDITIONAL
DEFINITIVE MATERIALS WITH RESPECT
TO 2013 ANNUAL MEETING

CHICAGO, IL - May 20, 2013 - CBOE Holdings, Inc. (NASDAQ: CBOE) announced today that the company has filed additional definitive materials with the Securities and Exchange Commission with respect to the company's 2013 Annual Meeting of Stockholders. In particular, the additional definitive materials note that Douglas H. Shulman has withdrawn his candidacy for election to the company's Board of Directors at the 2013 Annual Meeting of Stockholders. Mr. Shulman was standing for election as a new director to serve until the 2014 Annual Meeting of Stockholders.

The CBOE Holdings 2013 Annual Meeting of Stockholders will be held at 9:30 a.m. CT, on Thursday, May 23, 2013, at CBOE Holdings' corporate headquarters located at 400 South LaSalle Street in Chicago. CBOE Holdings stockholders are urged to read the additional definitive materials, which are available for free at the Securities and Exchange Commission's Internet website at www.sec.gov or on the Investor Relations section of the company's website at http://ir.CBOE.com/annualproxy.cfm.

About CBOE Holdings:
CBOE Holdings, Inc. (NASDAQ: CBOE) is the holding company for Chicago Board Options Exchange (CBOE), the CBOE Futures Exchange (CFE) and other subsidiaries. CBOE, the largest U.S. options exchange and creator of listed options, continues to set the bar for options and volatility trading through product innovation, trading technology and investor education. CBOE Holdings offers equity, index and ETP options, including proprietary products, such as S&P 500 options (SPX), the most active U.S. index option, and options and futures on the CBOE Volatility Index (the VIX Index). Other products engineered by CBOE include equity options, security index options, LEAPS options, FLEX options, and benchmark products such as the CBOE S&P 500 BuyWrite Index (BXM). CBOE Holdings is home to the world-renowned Options Institute and www.cboe.com, the go-to place for options and volatility trading resources. CBOE is regulated by the Securities and Exchange Commission (SEC), with all trades cleared by the OCC.

Media Contacts:		Analyst Contact:
Gail Osten	Gary Compton	Debbie Koopman
(312) 786-7123	(312) 786-7612	(312) 786-7136
osten@cboe.com	comptong@cboe.com	koopman@cboe.com

CBOE-C
CBOE-OE

CBOE®, Chicago Board Options Exchange®, CBOE Volatility Index®, CFE®, FLEX®, LEAPS® and VIX® are registered trademarks, and BuyWrite, BXMSM, CBOE Futures ExchangeSM, Execute SuccessSM, SPXSM and The Options InstituteSM are service marks of Chicago Board Options Exchange, Incorporated (CBOE). Standard & Poor's®, S&P® and S&P 500® are registered trademarks of Standard & Poor's Financial Services, LLC and have been licensed for use by CBOE and CFE.

###